                                 Enerval, L.L.C.

                                      17.4

                          First Amendment to Operating
                        Agreement of Operating Agreement
                        of Atlantic CNRG Services, L.L.C.
                                Dated April, 1996





                        CONFIDENTIAL TREATMENT REQUESTED